BUXTON HELMSLEY USA, INC.
1185 Avenue of the Americas, Floor 3
New York, N.Y. 10036-2600
+1 (212) 561-5540

December 13, 2025

VIA EMAIL AND FEDEX TO BRIAN CARDILE [redacted]

Daily Journal Corporation
915 East First Street
Los Angeles, California 90012
Attention: Brian Cardile, Secretary

Re: Notice of Intent to Solicit Proxies in Support of Director Nominees Pursuant to Rule 14a-19 Under the Securities Exchange Act of 1934

Dear Mr. Cardile:

Buxton Helmsley USA, Inc. (the "Notifying Person"), hereby submits this formal notice (this "Notice") to Daily Journal Corporation, a South Carolina corporation (the "Company"), pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of its intent to conduct a solicitation of proxies in support of nominees for election to the Company's board of directors (the "Board") other than the Company's nominees at the Company's 2026 Annual Meeting of Shareholders (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the "2026 Annual Meeting"). The term "Notifying Person" is used herein to mirror the statutory language of Rule 14a-19, which imposes obligations on any "*person*"—not "shareholder," let alone shareholder of record—who intends to solicit proxies in a contested election. *See* 17 C.F.R. § 240.14a-19(a), (b).

This usage is consistent with Rule 14a-2 under the Exchange Act, which similarly employs the term "person" and under which non-shareholders—including proxy solicitation firms, financial advisors, and non-profit organizations—routinely conduct solicitations. The SEC's consistent use of "person" rather than "shareholder" throughout the proxy rules reflects a deliberate regulatory choice.

The Notifying Person is providing this Notice at least sixty (60) calendar days before the first anniversary of the date of the Company's 2025 Annual Meeting of Shareholders, which was held on February 19, 2025, in accordance with the timing requirements of Rule 14a-19(b)(1). *See* 17 C.F.R. § 240.14a-19(b)(1).

The Notifying Person further represents that (i) it is a beneficial owner of shares of the Company, to be held as of the record date for the 2026 Annual Meeting (the "Record Date"), entitling it to vote at the 2026 Annual Meeting and that it intends to appear in person or by proxy at the 2026 Annual Meeting to nominate the Future Nominees, and (ii) has an impending registration of certain Company shares with the Company's transfer agent for holder of record status.

I. NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Rule 14a-19(b)(2), the Notifying Person hereby provides notice of the names of the following individuals (collectively, the "Future Nominees") for whom the Notifying Person intends to solicit proxies for election as directors of the Company at the 2026 Annual Meeting:

a) Rumbidzai Bwerinofa-Petrozzello;
b) Alexander Parker; and
c) Weiyee In.

Each Future Nominee has consented to being named in this Notice and, if elected, to serving as a director of the Company, with such consents attached as Annex A. Biographical information, qualifications, and other information required by Schedule 14A with respect to each Future Nominee is attached as Annex B.

The Notifying Person reserves the right to (i) nominate substitute or additional persons as Future Nominees, (ii) withdraw one or more Future Nominees, or (iii) otherwise modify its slate of Future Nominees prior to the 2026 Annual Meeting, subject to applicable law and the Company's governing documents. *See* SEC Division of Corporation Finance, Compliance and Disclosure Interpretations, Proxy Rules and Schedules 14A/14C, Question 139.02 (Aug. 25, 2022) (permitting inclusion of alternate nominees in Rule 14a-19(b) notice). In accordance with Rule 14a-19(c), the Notifying Person will promptly notify the Company of any changes to its Future Nominees.

From time to time throughout this Notice, Mr. Parker and the Notifying Person, together with its, his, and their affiliates, collectively, may be referred to as "Buxton" or the "Buxton Parties," and the Buxton Parties, together with the Future Nominees, may be referred to as the "Participants."

Each of the Future Nominees has entered into a nomination agreement (collectively, the "Future Nominee Agreements") with the Notifying Person substantially in the form attached as Annex C, whereby such Future Nominees agreed, upon the election of the Notifying Person, to become members of a slate of nominees and stand for election as directors of the Company in connection with a proxy solicitation which may be conducted in respect of the 2026 Annual Meeting. Pursuant to the Future Nominee Agreements, the Notifying Person has agreed to pay the costs of soliciting proxies in connection with the 2026 Annual Meeting, and to defend and indemnify the Future Nominees against, and with respect to, any losses that may be incurred by the Future Nominees in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. The foregoing summary of the Future Nominee Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Future Nominee Agreement, which is attached hereto as Annex C and is incorporated by reference herein.

If elected or appointed, each of the Future Nominees would be considered an independent director of the Company under each of (i) Rule 5605(a) of NASDAQ's Listing Rules and (ii) paragraph (a)(1) of Item 407 of Regulation S-K.

The Notifying Person hereby states with respect to each Future Nominee, as applicable, to the knowledge of the Notifying Person, other than as described in this Notice (including the Annexes hereto):

(i) none of the Participants is, or was within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss, or guarantees of profit, division of losses, or profits, or the giving or withholding of proxies;

(ii) (a) none of the Participants has any position or office with the Company, nor does any Participant have any arrangement or understanding with any other person pursuant to which such person was selected to be a nominee; (b) none of the Participants or any of their "associates" (which term, for purposes of this Notice, shall have the meaning ascribed thereto in Rule 14a-1 of Regulation 14A of the Exchange Act) is a party to any arrangement or understanding with any person with respect to (1) any future employment by the Company or its affiliates or (2) any future transactions to which the Company or any of its affiliates will or may be a party; (c) there were no transactions since the beginning of the Company's last fiscal year nor are there any currently proposed involving any Participant or any of their associates, in which the Company was or is to be a participant and in which such Participant or any of their associates or their respective immediate family members or any persons sharing their respective households, as applicable, have or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S-K"); (d) there are no material proceedings to which any Participant or any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries; and (e) none of the Participants or any of their associates has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the 2026 Annual Meeting or in the Proxy Solicitation;

(iii) none of the entities or organizations referred to in Annex B with which any Future Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company;

(iv) none of the Participants or any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company's last completed fiscal year, or is subject to any other compensation arrangement described in Item 402 of Regulation S-K;

(v) (a) there are no relationships involving any Participant or any of their associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had any such person been a director of the Company; (b) there are no events required

to be disclosed under Item 401(f) of Regulation S-K that have occurred during the past ten years and that are material to an evaluation of the ability or integrity of any Participant; (c) there are no "family relationships" (as defined in Item 401(d) of Regulation S-K) between any Participant and any director or executive officer of the Company or person known to the Notifying Person to be nominated by the Company to become a director or executive officer; and (d) no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) in the past ten years;

(vi) there are no direct or indirect compensation or other material monetary agreements, arrangements, and understandings during the past three years, or any other material relationships, between or among the Notifying Person or others acting in concert therewith, on the one hand, and each Future Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand;

(vii) no part of the purchase price or market value of the securities of the Company owned by any of the Participants is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

(viii) no Participants directly or indirectly beneficially own any derivative instruments or any other direct or indirect opportunity to profit, or share in any profit derived, from any increase or decrease in the value of shares of the Company;

(ix) neither the Notifying Person nor any of the Buxton Parties have given any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which any of the foregoing persons has a right to vote any shares of the Company;

(x) neither the Notifying Person nor any of the Buxton Parties holds any short interest in any security of the Company (including, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit, or share in any profit derived, from any decrease in the value of the subject security);

(xi) neither the Notifying Person nor any of the Buxton Parties beneficially own, directly or indirectly, any rights to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company;

(xii) neither the Notifying Person nor any of the Buxton Parties has any significant equity interests or any derivative interests or short interests in any principal competitor of the Company;

(xiii) neither the Notifying Person nor any of the Buxton Parties owns, directly or indirectly, any proportionate interest in shares of the Company or derivative instruments by a general or limited partnership in which any of the foregoing persons is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(xiv) neither the Notifying Person nor any of the Buxton Parties are entitled to any performance-related fees (other than an asset-based fee) based on any increase or decrease in the value of the shares of the Company or derivative instruments, including any such interest held by members of any of the foregoing persons' immediate family sharing the same household;

(xv) there are no agreements, arrangements, or understandings (written or oral) between or among any Participants or any other person or persons (including their names) pursuant to which the nomination or nominations or proposed removal or removals, as applicable, are to be made by such Participant; and

(xvi) neither the Notifying Person nor any of the Buxton Parties have any interest in the nominations or election of the Future Nominees except as otherwise described in this Notice, and neither of the Notifying Person nor any of the Buxton Parties believe it or they may derive any other benefits from the outcome of the nominations of the Future Nominees except as described in this Notice, nor do any of the foregoing have any other agreements with any other person in connection with the nominations of the Future Nominees.

The Notifying Person represents, on behalf of itself and the other Participants, that this Notice contains all of the information that would be required to be affirmatively disclosed as of the date hereof by it and the other Participants under Rule 14a-101 of the Exchange Act (including pursuant to the Company's Amended and Restated Bylaws, as exhibited in the Company's Form 10-K filing on December 31, 2024 (the "Bylaws")), and that no other information is required to be disclosed thereunder with respect to any Participant, to the best of its knowledge.

Mr. Parker serves as: (a) the Managing Partner of Buxton Helmsley Fund GP, LLC, a Delaware limited liability company ("BHGP"); (b) Managing Member of Buxton Helmsley Fund Management, LLC, a Delaware limited liability company ("BHM"); (c) a director and Chief Executive Officer of Buxton Helmsley USA, Inc., a New York corporation ("BHUSA"); and (d) majority shareholder, Chairman, and Chief Executive Officer of Buxton Helmsley, Inc., a Nevada corporation ("BHI"). As such, Mr. Parker has a proportionate interest in the shares of common stock in the Company held by the Notifying Person and its affiliates. As equity owners in Buxton Helmsley, Inc., Mr. Parker and Ms. Petrozzello have an economic interest in the management fees received by BHM that are based on the level of assets managed, and in the performance-based fees and allocations received by BHGP, which are based on investment performance. The foregoing applies to all securities beneficially owned by BHGP. The performance-based fees or allocations vary by vehicle but presently do not vary from 30% of realized and unrealized capital appreciation above a benchmark or an annual performance fee of 8% above a hurdle. Further information concerning such fees is available in the Notifying Person's Form ADV, filed with the SEC on March 26, 2025, and incorporated by reference herein.

II. STATEMENT OF INTENT TO SOLICIT PROXIES

Pursuant to Rule 14a-19(a)(3) and Rule 14a-19(b)(3), the Notifying Person hereby states its intent to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors at the 2026 Annual Meeting in support of the Future Nominees. *See* 17 C.F.R. § 240.14a-19(a)(3); 17 C.F.R. § 240.14a-19(b)(3).

The Notifying Person intends to satisfy this solicitation requirement through, among other methods, the delivery of a definitive proxy statement or notice of internet availability of proxy materials to holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors, in accordance with Rules 14a-3 and 14a-16

under the Exchange Act. *See* Exchange Act Release No. 34-93596, at 65-66 (Nov. 17, 2021) ("*Adopting Release*") (confirming that "notice and access" method satisfies solicitation requirement).

It is anticipated that the Notifying Person and the Future Nominees will participate in the solicitation of proxies in support of the Future Nominees (the "Proxy Solicitation"). Such persons will receive no additional consideration if they assist in the solicitation of proxies. It is anticipated that proxies will be solicited by mail, courier services, Internet advertising, e-mail, telephone, facsimile, and/or in person.

The Notifying Person may seek reimbursement from the Company for expenses associated with the Proxy Solicitation if any of the Future Nominees are elected, and do not intend to seek shareholder approval of such reimbursement. The Notifying Person's current best estimate is that the total expenses that the Notifying Person or any other participants will incur in furtherance of, or in connection with, the Proxy Solicitation will be approximately $1,500,000.

III. SEPARATE COMPLIANCE WITH COMPANY BYLAWS

The Notifying Person acknowledges that this Notice is provided pursuant to Rule 14a-19 under the Exchange Act and is separate and distinct from, and in addition to, any notice of director nominations required under Article III, Section 3 of the Bylaws.

Article III, Section 3 of the Bylaws provides, in relevant part:

> *"All nominations for the board of directors must be made in writing and received by the secretary of the corporation no less than 10 days prior to the date of the shareholders' meeting at which one or more directors are to be elected."*

See Amended and Restated Bylaws of Daily Journal Corporation, Art. III § 3.

This Notice constitutes notice of the Notifying Person's intent to conduct a proxy solicitation pursuant to Rule 14a-19; it does *not* constitute, and shall not be construed as, a formal nomination of directors under the Company's Bylaws. The Notifying Person (or an affiliated entity that establishes record ownership of the Company's common stock) intends to deliver a separate written notice of director nominations to the Company's Secretary in compliance with the Bylaws' ten (10)-day advance notice requirement prior to the 2026 Annual Meeting (the "Bylaw Nomination Notice"). Such Bylaw Nomination Notice will contain all information required by the Bylaws and applicable law, will be delivered by a shareholder of record of the Company, and will be received by the Secretary in accordance with the timing requirements specified in Article III, Section 3 of the Bylaws.

The Notifying Person notes that the Rule 14a-19 notice requirement and the Bylaw nomination requirement serve different purposes and operate independently:

(a) **Rule 14a-19 Notice (This Letter):** This Notice provides the Company with advance notice of the Notifying Person's intent to conduct a proxy solicitation using a universal proxy card, thereby enabling the Company to include the Future Nominees on its universal proxy card in accordance with Rule 14a-19(e). As noted above, Rule 14a-19 uses the term "person"—not "shareholder"—and imposes no ownership requirement for delivery of this Notice. *See* Adopting Release at 29-30, 37-40.

(b) **Bylaw Nomination Notice (To Be Delivered Separately):** The forthcoming Bylaw Nomination Notice will satisfy the procedural requirements under the Company's governing documents for the Future Nominees to be "duly nominated" and eligible for election at the 2026 Annual Meeting. Although the Company's Bylaws do not explicitly require the nominating party to be a shareholder of record, the Notifying Person (or an affiliated entity) intends to establish record ownership of the Company's common stock prior to delivering the Bylaw Nomination Notice, which will be delivered no less than ten (10) days prior to the 2026 Annual Meeting in accordance with Article III, Section 3 of the Bylaws. *See* SEC Division of Corporation Finance, Compliance and Disclosure Interpretations, Proxy Rules and Schedules 14A/14C, Question 139.04 (Dec. 6, 2022) ("Only duly nominated candidates are required to be included on a universal proxy card.").

For the avoidance of doubt, record holder status is not required under federal proxy rules for purposes of delivering this Rule 14a-19 Notice. Nevertheless, the Notifying Person (or an affiliated entity) intends to establish record ownership of the Company's common stock prior to delivering the Bylaw Nomination Notice to eliminate any procedural objection the Company might raise under state law or its governing documents.

The Notifying Person represents that it is currently in the process of registering certain shares directly with the Company's transfer agent to establish record holder status in advance of delivering the Bylaw Nomination Notice.

The SEC has expressly confirmed that a dissident shareholder's obligation to comply with Rule 14a-19 is "*in addition to*" its obligation to comply with any advance notice provisions in a company's governing documents. *See* Adopting Release at 42; *see also* SEC Division of Corporation Finance, Compliance and Disclosure Interpretations, Proxy Rules and Schedules 14A/14C, Question 139.06 (Aug. 25, 2022) ("Rule 14a-19(b)(1) establishes a *minimum*, not a maximum, notice period for a dissident shareholder to inform the registrant of its intent to present its own director nominees.").

For the avoidance of doubt, the notice deadline for this Rule 14a-19 Notice is governed exclusively by Rule 14a-19(b)(1), which requires notice "no later than 60 calendar days prior to the anniversary date of the meeting." 17 C.F.R. § 240.14a-19(b)(1). The Notifying Person is aware that the Company's proxy statement for the 2025 Annual Meeting stated that "[s]hareholders intending to present proposals from the floor of the 2026 Annual Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, must notify the Company of such intentions before November 24, 2025." That deadline is inapplicable to this Notice. Rule 14a-4

governs the circumstances under which a company's proxy may confer discretionary voting authority on matters not specifically set forth in the proxy statement—it has no bearing on the notice requirements for a contested director election under Rule 14a-19. Compare 17 C.F.R. § 240.14a-4(c) (discretionary authority for "matters which the persons making the solicitation do not know... are to be presented"), with 17 C.F.R. § 240.14a-19 (universal proxy requirements for contested director elections). These are separate regulatory provisions serving entirely distinct purposes.

IV. REQUEST FOR COMPANY NOMINEE INFORMATION

Pursuant to Rule 14a-19(d), the Notifying Person hereby requests that the Company provide the names of the Company's nominees for director at the 2026 Annual Meeting no later than fifty (50) calendar days before the first anniversary of the 2025 Annual Meeting. *See* 17 C.F.R. § 240.14a-19(d). Based on the 2025 Annual Meeting date of February 19, 2025, the Company's response is due no later than **December 31, 2025**.

V. RESERVATION OF RIGHTS

The Notifying Person expressly reserves all rights available under applicable law, including but not limited to the right to:

a) Nominate additional or substitute Future Nominees, or withdraw any Future Nominee, in accordance with Rule 14a-19(c) and the Company's Bylaws;
b) Seek judicial relief or other remedies if the Company fails to comply with Rule 14a-19, applicable state law, or the Company's governing documents;
c) Challenge any determination by the Company that the Future Nominees are not "duly nominated" or otherwise ineligible for inclusion on a universal proxy card;
d) Engage in additional solicitation activities, communications, and filings as permitted by law;
e) Take any other action permitted by law to protect the interests of the Company's shareholders.

Nothing in this Notice shall be construed as a waiver of any right or claim, or an admission of any fact or legal conclusion. The Notifying Person's delivery of this Notice does not constitute an acknowledgment that the Company's Bylaws or any particular provision thereof is valid or enforceable as applied to the Notifying Person or the Future Nominees.

The Notifying Person notes that certain prior public statements by or on behalf of the Company have inaccurately characterized the regulatory registration of Buxton Helmsley USA, Inc. and the professional licensing of its principals. For the record, Buxton Helmsley USA, Inc. is listed on FINRA's BrokerCheck system as reporting to regulators (filing its Form ADV far before the Company falsely claimed otherwise), and its Chairman and Chief Executive Officer holds a Series 65 license, for which a FINRA examination results letter is attached as <u>Annex D</u>. The Notifying Person reserves the right to seek injunctive or other equitable relief against the Company, its directors, officers, or agents in the event of any continued dissemination of such

misstatements, including, without limitation, an injunction of any proxy solicitation by the Company that contains or incorporates such materially false or misleading statements.

Additionally, the Notifying Person hereby notifies the Company that any previously contemplated proposal for contingent compensation based on increases in the Company's equity market capitalization has been withdrawn and is no longer under consideration. The Notifying Person reserves the right to seek injunctive or other equitable relief, including, without limitation, an injunction of any proxy solicitation by the Company, in the event any person publicly represents—including in any proxy statement or soliciting materials—that such proposal remains in effect or under consideration.

* * *

The Notifying Person understands that certain information regarding the 2026 Annual Meeting (including, but not limited to, the record date, voting shares outstanding and the date, time and place of the 2026 Annual Meeting) and the Company (including, but not limited to, its various committees and proposal deadlines and the beneficial ownership of the Company's securities) will be set forth in the Company's Proxy Statement on Schedule 14A to be filed with the SEC in connection with the 2026 Annual Meeting. To the extent the Company believes any such information is required to be set forth herein, the Notifying Person hereby refers the Company to such filing. The Notifying Person accepts no responsibility for any information set forth in any such filing not made by the Notifying Person.

The Annexes are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes, shall be deemed disclosed for all purposes of this Notice. All capitalized terms appearing in one of the Annexes that are not defined in such Annex shall have the meanings given in the body of this Notice or in another of the Annexes, as applicable.

The Notifying Person believes that this Notice is sufficient to provide adequate notice and information to the Company regarding the intended nomination of the Future Nominees and complies with all valid notification and other requirements applicable to the Company, if any. Additionally, the Notifying Person represents that, to the best of its knowledge, the information set forth in this Notice is accurate. If, however, you believe that this Notice for any reason does not comply with such requirements or is otherwise insufficient or defective in any respect, the Notifying Person requests that you so notify it by December 18, 2025, by e-mail at legal@buxtonhelmsley.com, for determination as to whether the matter is most suitable for review by internal or external counsel. Absent notification from you by the method listed above indicating otherwise, the Notifying Person will assume that the Company agrees that this Notice complies in all respects with the requirements of the Bylaws.

Please be advised that neither the delivery of this Notice nor the delivery of additional information, if any, provided by or on behalf of the Participants or any of their affiliates to the Company from and after the date hereof shall be deemed to constitute (i) an admission by the Participants or any of their affiliates, that this Notice is in any way defective, (ii) an admission as to the legality or enforceability of any particular provision of the Articles of Incorporation, as

amended (the "Charter"), the Bylaws or any other matter, (iii) a waiver by the Participants or any of their affiliates of the right to, in any way, contest or challenge the enforceability of any provision of the Charter, the Bylaws, or of any other matter, or (iv) consent by the Notifying Person, any other Participant or any affiliate of any of the foregoing to publicly disclose any information contained herein with respect to such persons. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Future Nominees, or if any individual Future Nominee is unable or unwilling to serve as a director of the Company for any reason, this Notice shall continue to be effective with respect to any remaining Future Nominee. The Notifying Person reserves the right to withdraw or modify this Notice at any time prior to the 2026 Annual Meeting.

[Signature Page Follows]

Very truly yours,

BUXTON HELMSLEY USA, INC.

By: box SIGN 4K8WWQP1-1RVY2KL9

Name: Alexander Parker

Title: Chief Executive Officer

Cc: Board of Directors, Daily Journal Corporation

ANNEX A

Notarized Written Consent of Each Nominee

[See attached]

CONSENT OF NOMINEE

The undersigned hereby consents to (x) being named as a nominee for election as a director of Daily Journal Corporation (the "**Corporation**") and being eligible for election as a member of the Board of Directors of the Corporation, (y) being named as such in any proxy statement and proxy card to be filed with the Securities and Exchange Commission (the "**SEC**") and distributed to shareholders of the Corporation, including, without limitation, by Buxton Helmsley USA, Inc. and/or certain funds managed by Buxton Helmsley USA, Inc. or affiliates of the foregoing and other persons (collectively, "**Buxton Helmsley**") or by the Corporation pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, and in other materials in connection with the solicitation of proxies by Buxton Helmsley from stockholders of the Corporation to be voted at the 2026 Annual Meeting of Shareholders of the Corporation (including any adjournment or postponement thereof or any special meeting held in lieu thereof), and (z) serving as a director of the Corporation, if elected or appointed.

Dated: December 13, 2025

box SIGN 4K8WWQP1-1RVY2X2X

Print Name: Alexander Parker

CONSENT OF NOMINEE

The undersigned hereby consents to (x) being named as a nominee for election as a director of Daily Journal Corporation (the "**Corporation**") and being eligible for election as a member of the Board of Directors of the Corporation, (y) being named as such in any proxy statement and proxy card to be filed with the Securities and Exchange Commission (the "**SEC**") and distributed to shareholders of the Corporation, including, without limitation, by Buxton Helmsley USA, Inc. and/or certain funds managed by Buxton Helmsley USA, Inc. or affiliates of the foregoing and other persons (collectively, "**Buxton Helmsley**") or by the Corporation pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, and in other materials in connection with the solicitation of proxies by Buxton Helmsley from stockholders of the Corporation to be voted at the 2026 Annual Meeting of Shareholders of the Corporation (including any adjournment or postponement thereof or any special meeting held in lieu thereof), and (z) serving as a director of the Corporation, if elected or appointed.

Dated: November 25, 2025

Rumbidzai Bwerinofa-Petrozzello
Print Name: Rumbidzai Bwerinofa-Petrozzello

ACKNOWLEDGEMENT

State of New Jersey)
)ss.:
County of Camden)

On the 25 day of November in the year 2025, before me, Nicolette Hall, the undersigned notary public, personally appeared Rumbidzai Bwerinofa-Petrozzello, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she/they executed the same for the purposes contained therein.

In witness whereof, I hereunto set my hand.

Nicolette Hall
Notary Public

Nicolette Hall
Notary Public, State of New Jersey
My Commission Expires 01/17/2027

Nicolette Hall 11/25/2025 50182507

Completed via remote online notarization using 2 way audio/video technology

CONSENT OF NOMINEE

The undersigned hereby consents to (x) being named as a nominee for election as a director of Daily Journal Corporation (the "**Corporation**") and being eligible for election as a member of the Board of Directors of the Corporation, (y) being named as such in any proxy statement and proxy card to be filed with the Securities and Exchange Commission (the "**SEC**") and distributed to shareholders of the Corporation, including, without limitation, by Buxton Helmsley USA, Inc. and/or certain funds managed by Buxton Helmsley USA, Inc. or affiliates of the foregoing and other persons (collectively, "**Buxton Helmsley**") or by the Corporation pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, and in other materials in connection with the solicitation of proxies by Buxton Helmsley from stockholders of the Corporation to be voted at the 2026 Annual Meeting of Shareholders of the Corporation (including any adjournment or postponement thereof or any special meeting held in lieu thereof), and (z) serving as a director of the Corporation, if elected or appointed.

Dated: December 9, 2025

____
Print Name: Weiyee IN Weiyee IN

ACKNOWLEDGEMENT

State of ~~New York~~ Florida)
County of ~~New York~~ Marion)ss.:
)

On the 9th day of ~~November~~ December in the year 2025, before me, Lydia Morales, the undersigned notary public, personally appeared Weiyee In, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she/they executed the same for the purposes contained therein.

In witness whereof, I hereunto set my hand.

Online Notary
Notary Public

NOTARY PUBLIC · STATE OF FLORIDA
LYDIA MORALES
Notary Public - State of Florida
Commission # HH521893
Expires on May 4, 2028

HH521893 05/04/2028

Notarized remotely online using communication technology via Proof.

ANNEX B

Information about the Nominees

Name:	Alexander E. Parker
Age:	29
Business Address:	1185 Avenue of the Americas, Floor 3, N.Y. 10036
Residence Address:	[redacted]
Principal Occupation or Employment for the Past Five Years and Other Material Business Experience:	See below

Alexander Parker is the Chairman and Chief Executive Officer of Buxton Helmsley, an alternative asset manager recognized globally for its expertise in investor advocacy and active corporate engagement. Mr. Parker founded Buxton Helmsley in 2014. Mr. Parker has established a distinguished track record of identifying accounting irregularities and securities law violations at public companies, with his research uncovering over $20 billion in corporate accounting misstatements since 2014.

Under Mr. Parker's leadership, Buxton Helmsley has achieved recognition as a top-performing activist investor, ranking in the top 15% of global activist investors by engagement volume, according to Bloomberg. Mr. Parker's expertise in forensic analysis and corporate governance initiatives has resulted in significant shareholder value creation across campaigns while, more importantly, exposing accounting misstatements and restoring transparency for investors at companies engaged in financial reporting violations and other misconduct. Notable engagements include his work at Mallinckrodt plc (formerly, NYSE: MNK), where Buxton Helmsley's identification of accounting irregularities preceded enforcement actions by the Securities and Exchange Commission, and Fossil Group, Inc. (NASDAQ: FOSL), where Buxton Helmsley successfully secured board representation in 2024, followed by stock appreciation exceeding 270% within eighteen months thereafter.

Mr. Parker practices what he terms "defensive activism," a disciplined investment approach that combines technical forensic analysis with traditional activist strategies to identify and remediate corporate governance failures and financial reporting violations, and, where possible, engage in positive corporate transformations. His firm specializes in detecting violations of Generally Accepted Accounting Principles (GAAP) and failures in securities law compliance. This technical expertise has enabled Mr. Parker to successfully engage with boards of directors, management teams, and regulatory authorities to drive operational improvements and financial transparency.

Mr. Parker has built a reputation as an effective whistleblower, with securities regulators subsequently charging violations at entities he identified. His investor engagement campaigns have gained recognition in prestigious publications, including *The Harvard Law School Forum on Corporate Governance*. Mr. Parker's work has been featured in leading financial publications, including *The Wall Street Journal*, *Bloomberg*, *MarketWatch*, *The Irish Times*, and *TheStreet.com*.

Mr. Parker serves as a FINRA-appointed arbitrator, a position that reflects his expertise in securities regulation and dispute resolution. As a licensed investment professional through the Financial Industry Regulatory Authority (FINRA), he brings additional credibility and regulatory insight to his investment and governance activities. His appointment as a FINRA arbitrator demonstrates the securities industry's self-regulatory organization's recognition of his judgment, integrity, and ability to understand complex matters.

Mr. Parker has built institutional relationships with prominent investment firms and has successfully raised capital from sophisticated investors. Under his leadership, Buxton Helmsley has transitioned from a retail-focused operation to an institutionally-backed activist platform, while maintaining its commitment to forensic accounting excellence and shareholder advocacy.

Mr. Parker's expertise encompasses complex areas of financial reporting, including software development cost accounting (ASC 985-20), contingent loss recognition (ASC 450-20), asset value recognition (including ASC 350 and 360), other technical accounting standards, and securities-related legislation, including Regulation S-X. His firm works closely with forensic accountants, securities attorneys, and corporate governance specialists to pursue compliance and accountability at target companies.

Mr. Parker studied finance and economics at Mercy University of New York City, where he participated in the school's honors business program.

Mr. Parker's qualifications to serve as a director include his deep expertise in financial reporting, corporate governance, and regulatory compliance, his proven track record of identifying and remediating accounting-related uncertainty that has (as in the case of Fossil) resulted in significant shareholder value creation, his sophisticated understanding of complex technical accounting standards and securities law requirements, his FINRA arbitrator appointment reflecting industry recognition of his judgment and expertise, and his demonstrated ability to work constructively with boards of directors and management teams to implement strategic initiatives while maintaining the highest standards of financial transparency and corporate governance. His forensic expertise, regulatory credentials, and activist investment experience provide unique perspectives on financial oversight, risk management, and strategic planning that would benefit any board of directors committed to shareholder value creation and regulatory compliance.

Name:	Weiyee In
Age:	60
Business Address:	1185 Avenue of the Americas, Floor 3, N.Y. 10036
Residence Address:	[redacted]
Principal Occupation or Employment for the Past Five Years and Other Material Business Experience:	See below

Weiyee In was a ranked Wall Street tech analyst, three-time head of equity research, seasoned executive, strategic advisor, digital transformation specialist, and angel investor with over three decades of experience leading technology and strategy in the global financial ecosystem, specializing in digital transformation, FinTech, Machine Learning, and regulatory technology (RegTech). His expertise spans capital markets, digital assets, TMT (Telecoms, Media, and Technology), software development strategy, and AI/Machine Learning governance. He has a strong record of success in building and mentoring cross-border teams, driving innovation, and serving on key working groups for major industry bodies, including IBM and DTCC, on AI governance and security. He has been recognized as an IBM Champion multiple times and serves on the IBM Financial Services Council. He is a regular speaker at NY Techweek Fintech and RegTech events, as well as other industry events.

Career History (Selected Roles):

CIO - Protego Trust / National Digital Trust, New York City Metropolitan Area
Oct 2020 – Present (5 years, 2 months)

Chief Information Officer for a chartered financial institution designed to securely and efficiently serve institutional investors' digital asset needs. This regulated bank offers comprehensive digital asset services, including custody, trading, lending, and issuance, within a vertically integrated framework. He was instrumental in the strategic design and build of the bank by collaborating with financial industry veterans and early innovators in digital assets, tech, and security.

Angel Investor / CIO - Fortress Payments, United States
Feb 2024 – Present (1 year, 10 months)

Angel Investor and Chief Information Officer (CIO) for a global fintech providing issuing, acquiring, and processing services. He is responsible for unlocking the future of payments through biometric technology and payment processing orchestration. His core focus is on Biometrics, Cross-border Transactions, PCI DSS, and Data Governance.

Member Board Of Directors, Techcreate (NYSE: TCGL)
Mar 2025 – Present (8 months)

Served on the Board of Directors for a new digital bank, the first in the USA for international customers, focused on deploying deposit, payments, and custody solutions.

Angel Investor & Advisor - Self-Employed (FinTech, AI, Data Analytics)
Apr 2017 – Present (8 years, 8 months)

Provides strategy and technology advisory services, including deep regulatory advisory and solutions development for complex global compliance mandates (e.g., MiFID II, GDPR/PII, FATF/GAFI, BSA), leveraging advanced technologies such as NLP, AI, RPA, and Machine Learning. This includes developing and deploying a MiFID II solution and implementing Machine Learning models for RegTech vendors. He advises on financial custody, trust, DLT (Distributed Ledger Technology) integration, and trade analytics across FinTech, New Media, and AI sectors.

Content Strategy - Bloomberg LP, Greater New York City Area
Jun 2015 – Apr 2017 (1 year, 11 months)

Analyzed regulatory, technology, and industry trends across the global financial ecosystem (MiFID, MAR, GDPR) to assess impact and strategize Bloomberg's responses. He collaborated on innovation, IPR, and the development of best practices for core technologies within Bloomberg Global Data.

MD, Head of Telecoms, Media and Technology, TMT Strategy, Head of ESG - BNP Paribas, Global
Oct 2009 – Dec 2013 (4 years, 3 months)

Managing Director and Head of TMT Equity Research. He managed and mentored a regional team of analysts, publishing thematic reports on megatrends such as "pervasive computing," "the impact of unstructured (big) data," and the "Internet of Everything," integrating cross-border, cross-sector, and ESG (Environmental, Social, and Governance) issues. He raised the firm's visibility by speaking at global industry events.

Global Technologist Equity Research - UBS, Greater New York City Area/Asia
Nov 1999 – Apr 2003 (3 years, 6 months)

Equity Research Strategist on the Global Technology Team. He focused on raising UBS's visibility as a tech-savvy bank in Asia, mentoring local analysts, and organizing/speaking at major industry conferences (e.g., the Wireless Internet Seminar in Tokyo and the Bluetooth Congress).

Qualifications to Serve as a Director:

The nominee's qualifications include extensive experience in strategic leadership and technology governance at the intersection of finance and regulation. His key strengths include:

- FinTech and Digital Asset Expertise: Deep, current experience as a CIO in digital asset banking (Protego Trust) and as an investor/advisor in FinTech, DLT, and cross-border payments (Fortress Payments).

- Technology and AI/RegTech Governance: Recognized leadership as an IBM Champion with direct involvement in working groups and councils for AI governance and security,

and demonstrated practical experience developing and deploying complex regulatory solutions (including MiFID II) and leveraging ML for regulatory technology.

- Global Strategy, Regulation, and Media: A track record of analyzing and responding to disruptive regulatory changes (MiFID II, GDPR, FATF) across global financial and TMT sectors (BNP Paribas, Bloomberg LP), with significant expertise in the Media and Telecommunications verticals.

- Entrepreneurship and Advisory: 11+ years of experience as an active Angel Investor and Advisor to startups in Europe, the USA, and Asia, focusing on technology, data analytics, and robotic automation, providing a critical perspective on emerging market dynamics and innovation adoption.

Direct Applicability to The Daily Journal Corporation (DJCO):

- Mr. In's 11+ years of experience as an Investor & Advisor—including eight years as an Angel Investor & Advisor focused on FinTech, AI, Data Analytics, and New Media—directly addresses the dual challenge facing The Daily Journal: modernizing its newspaper business and expertly stewarding its legacy investment portfolio. As a former Head of TMT Equity Research (BNP Paribas) and Global Technologist Equity Research (UBS), he possesses the deep analytical expertise required to evaluate the company's sizable marketable securities portfolio and provide strategic oversight on high-stakes investment decisions. His background in Capital Markets and Equity Research is crucial for navigating the scrutiny of activist investors and ensuring transparent, defensible valuation of financial assets.

- Mr. In's proven ability to develop, deploy, and execute complex regulatory technology (RegTech) solutions is uniquely suited to stabilizing and expanding the Journal Technologies platform. He has direct, practical experience developing MiFID II solutions and implementing Machine Learning models for RegTech vendors, demonstrating his capacity to drive both technical compliance and commercial growth in regulatory software. This history aligns perfectly with the current need to clarify the accounting treatment and future strategic direction of Journal Technologies. Furthermore, his status as an IBM Champion and heavy involvement in working groups focused on AI and Quantum security solutions (leveraging skills like Artificial Intelligence (AI), Data Governance, Digital Transformation, and Risk Management) provides him with the cutting-edge expertise necessary to transform the platform into a focused growth driver, guiding the business through essential modernization, maximizing its value, and ensuring its technical and financial governance meets the highest standards demanded by the market.

Name:	Rumbidzai ("Rumbi") Petrozzello
Age:	53
Business Address:	c/o Seramount, 2445 M St. NW, Washington, D.C. 20037
Residence Address:	[redacted]
Principal Occupation or Employment for the Past Five Years and Other Material Business Experience:	See below

Since 2024, Ms. Petrozzello has been a member of the board of directors of the American Institute of Certified Public Accountants (the "AICPA"). Since 2021, Ms. Petrozzello has served as Head of Strategy and Consulting at Seramount, a professional services and research firm focused on fostering high-performing, inclusive workplaces. In addition, since 2015, she has served as a Principal at Rock Consulting, LLC, a forensic accounting firm. From 2015 to 2019, Ms. Petrozzello served as a Core and Risk Assurance Consultant for PricewaterhouseCoopers International Limited (PwC), a global accounting firm recognized as the second-largest professional services network in the world, where she worked on audits with multiple in-scope applications, prominent hedge funds, and top law firms. Prior to that, Ms. Petrozzello spent seven years as a Controller at TGM Associates, a real estate investment company, where she oversaw the financials of funds holding over $500 million in assets, directed the financial aspect of investigations and audits for prospective acquisitions, identified potential risks, and conducted internal investigations of financial discrepancies.

Since 2012, Ms. Petrozzello has been a member of the New York State Society of Certified Public Accountants (NYSSCPA), including serving as a member of the Litigation Services Committee. She served as President of NYSSCPA from 2021 to 2022 and as Immediate Past President from 2022 to 2023. From 2013 to 2020, Ms. Petrozzello served as a Diversity and Inclusion Advocate for NYSSCPA and, from 2015 to 2016, as President of the Brooklyn/Queens Chapter of NYSSCPA. She also served as Vice President of the Richmond chapter of the Association of Certified Fraud Examiners from 2015 to 2019. She is a member of the American Institute of Certified Public Accountants, where she has served on the Forensic and Litigation Services Committee, as a member of the Fraud Task Force, and as a member of the National Accreditation Commission.

Ms. Petrozzello holds a B.A. from Mount Holyoke College and a BCompt from the University of South Africa. She is a certified public accountant, a certified financial forensics professional, and a certified fraud examiner.

Ms. Petrozzello's qualifications to serve as a director include her deep knowledge and experience in forensic accounting practices and techniques, evaluating and improving workplace culture, and examining financials for a broad range of clientele, including Fortune 500 companies and technology companies such as the Daily Journal Corporation. She has also spearheaded diversity, equity, and inclusion efforts in the accounting industry and in workplaces more generally.

ANNEX C

Form of Nominee Agreement

NOMINATION AGREEMENT

1. This Nomination Agreement (the "Agreement") is by and between Buxton Helmsley USA, Inc. ("Buxton Helmsley," "we" or "us") and [•] ("you").

2. You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") of a Buxton Helmsley affiliate (the "Nominating Party"), which nominees shall stand for election or appointment as directors of Daily Journal Corporation, a South Carolina corporation (the "Corporation"), in connection with a campaign (the "Campaign") or a proxy solicitation (the "Proxy Solicitation") that we may conduct in respect of the Corporation, whether in connection with the 2026 annual meeting of stockholders of the Corporation (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the "Annual Meeting") or otherwise. You further agree to serve as a director of the Corporation if so elected or appointed. We agree to pay the costs of the Proxy Solicitation and agree to reimburse you for any documented and reasonable out-of-pocket expenses you incur in connection with the Campaign or the Proxy Solicitation that are approved in writing in advance by us, including reasonable expenses for travel requested by us in connection therewith.

3. Buxton Helmsley agrees on behalf of the Nominating Party that, so long as you agree to inclusion on the Slate and comply with the reasonable requests from Buxton Helmsley in such capacity, Buxton Helmsley will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, (i) relating to your role as a nominee for director of the Corporation on the Slate, or (ii) otherwise arising from or in connection with or relating to the Campaign or the Proxy Solicitation. Anything to the contrary herein notwithstanding, Buxton Helmsley is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any claims made against you in your capacity as a director of the Corporation or actions taken by you as a director of the Corporation, if you are elected or appointed. Nothing herein shall be construed to provide you with indemnification (i) if you violate any provision of state or federal law or commit any criminal actions; (ii) if you acted in a manner that constitutes fraud, gross negligence, bad faith or willful misconduct; or (iii) you breach the terms of this Agreement. You shall promptly notify Buxton Helmsley in writing in the event of any third-party claims actually made against you or known by you to be threatened (along with any supporting documents in your possession) if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, Buxton Helmsley, in its sole discretion, shall be entitled to assume control of the defense of such

claim with counsel chosen by Buxton Helmsley. Buxton Helmsley shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Buxton Helmsley may not enter into any settlement of any such claim without your consent unless such settlement includes (i) no admission of liability or guilt by you, and (ii) an unconditional release of you from any and all liability or obligation in respect of such claim.

4. You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to be included on the Slate and, if elected or appointed, to serve as a director of the Corporation if such nominee later changes his or her mind and determines not to be included on the Slate or, if elected or appointed, to serve as a director of the Corporation. Accordingly, Buxton Helmsley is relying upon your agreement to serve on the Slate and, if elected or appointed, as a director of the Corporation. In that regard, you are being supplied with a written representation and agreement required by the Corporation for members of the Slate at the Annual Meeting (the "Company Representation"), in which you will provide Buxton Helmsley with information necessary for the Nominating Party to make appropriate disclosure to the Corporation and to use in creating the proxy solicitation materials to be sent to stockholders of the Corporation and filed with the Securities and Exchange Commission (the "SEC") in connection with the Campaign and Proxy Solicitation (collectively, the "Nominee Information").

5. You agree that (i) upon request you will promptly complete, sign and return the Company Representation and provide any other Nominee Information reasonably requested by Buxton Helmsley, (ii) your Nominee Information will be true, complete and correct in all respects, (iii) you will promptly inform us in writing of any changes to the Nominee Information, and (iv) you will provide any additional information or instruments related to the Campaign and Proxy Solicitation as may be reasonably requested by Buxton Helmsley. In addition, you agree that you will execute and return a separate instrument confirming that you consent to being named in any proxy statement and proxy card and nominated for election or appointment as a director of the Corporation and, if elected or appointed, consent to serving as a director of the Corporation. Upon being notified that you have been chosen, Buxton Helmsley and the Nominating Party may forward your consent and completed Company Representation (or summaries thereof) and any other Nominee Information, to the Corporation. Buxton Helmsley and the Nominating Party may at any time, in our and their discretion, disclose the information contained therein, as well as the existence and contents of this Agreement. Furthermore, you understand that Buxton Helmsley may elect, at its expense, to conduct a background and reference check on you, and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith. You also agree to reasonably consult with us prior to taking any actions that are likely to interfere with your obligations hereunder or result in an adverse recommendation from Institutional Shareholder Services, Inc. or Glass, Lewis & Co.

6. You further agree that (i) you will treat confidentially and not disclose to any party any information relating to the Campaign, the Proxy Solicitation, or Buxton Helmsley or its affiliates; (ii) from the date hereof until the Annual Meeting, neither you nor your

immediate family will purchase or sell shares in the Corporation without the written permission of Buxton Helmsley and that you will comply with certain compliance policies and procedures of Buxton Helmsley as communicated to you from time to time; (iii) you will not issue, publish or otherwise make any public statement or any other form of public communication relating to the Corporation, the Campaign or the Proxy Solicitation without the prior written approval of Buxton Helmsley; and (iv) you will not agree to serve, or agree to be nominated to stand for election, by the Corporation or any other stockholder of the Corporation (other than Buxton Helmsley and its affiliates), as a director of the Corporation without the prior written approval of Buxton Helmsley.

7. From the date hereof until the Annual Meeting, you may only invest in securities of the Corporation with the prior approval of Buxton Helmsley. With respect to any purchases by you or your immediate family of securities of the Corporation approved by Buxton Helmsley, (i) you agree to consult with Buxton Helmsley regarding such purchases and provide necessary information following such purchases so that we may comply with any applicable disclosure or other obligations which may result from such investment and (ii) Buxton Helmsley or its affiliates shall prepare and complete any required disclosures including all regulatory filings related thereto at no cost to you. With respect to any purchases made pursuant to this paragraph, you agree not to dispose of any such securities prior to the termination of this Agreement.

8. Each of us recognizes that should you be elected or appointed to the Board of Directors of the Corporation (the "Board") all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties, as applicable, to the Corporation and to the stockholders of the Corporation and, as a result, that there is, and can be, no agreement between you and Buxton Helmsley that governs the decisions which you will make as a director of the Corporation.

9. This Agreement shall automatically terminate on the earliest to occur of (i) the conclusion of the Annual Meeting (including the certification of the results thereof), (ii) your election or appointment to the Board, (iii) the termination of the Campaign and the Proxy Solicitation or (iv) our election to not include you as part of the Slate, provided, however, that the applicable indemnification provisions in the third paragraph, the confidentiality obligations in the sixth paragraph, and the eighth through twelfth paragraphs of this Agreement shall survive such termination.

10. This Agreement sets forth the entire agreement between Buxton Helmsley and you as to the subject matter contained herein, and cannot be amended, modified, or terminated except by a writing executed by Buxton Helmsley and you.

11. This Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of laws. Each party to this letter hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this letter shall exclusively be brought in a New York State or Federal court located in New York County in the State of New York and hereby expressly submits to the personal jurisdiction and venue of such

courts for the purposes thereof, and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

12. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

[*Signature Page Follows*]

Agreed to as of the date both parties have signed:

BUXTON HELMSLEY USA, INC.

By: ______________________________
Name: Alexander E. Parker
Title: Chief Executive Officer
Date:

NOMINEE:

By: ______________________________
Name: [•]
Date:

ANNEX D

FINRA Exam Results Letter

[See attached]

FINRA

North American Securities Administrators Association
1-65 Uniform Investment Adviser Law Examination
EXAM SERIES:65

CANDIDATE INFORMATION

Name: Alexander Erwin Parker
Test Center: 47037 MI GRAND RAPIDS
Vendor: Pearson VUE
ID: U2624555
Date: 09/04/2015

TEST SCORE

Result: Pass [redacted]

[redacted]

Testing & [illegible] Education
[illegible]
JAN [illegible] 2016
95[illegible] Key West Avenue
Rock[illegible]

3017661074